Exhibit 99.1









Press Release

January 27, 2003
FOR IMMEDIATE RELEASE For more information contact:

Doug Gulling, Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RESULTS FOR 4TH QUARTER AND THE YEAR 2002

West Des Moines, IA - West Bancorporation, Inc. (WTBA), parent company of West Des Moines State Bank (West Bank), reports net income for the year of 2002 of $16,376,000 an increase of 4.1% over 2001. Earnings per share were $1.02 compared to $0.98 for 2001. This performance resulted in a return on average equity of 19.99%, a return on average assets of 1.95%, and an efficiency ratio of 29.19%. All of these measures continue to place the Company's performance far in excess of industry averages. As of December 31, 2002, equity as a percentage of total assets was 9.7%, indicating the Company continues to be very well capitalized.

For the fourth quarter of 2002, net income was $4,378,000, or $0.27 per share, compared to $4,322,000 for the fourth quarter of 2001. The return on average equity, return on average assets and the efficiency ratio were 20.57%, 1.98 % and 27.47%, respectively for the fourth quarter of 2002.

     As interest rates declined throughout 2001 and dropped even lower in the fourth quarter of 2002, interest expense declined faster than interest income, improving the year-to-date net interest margin to 3.97% from 3.81% a year ago. However, the net interest margin for the fourth quarter of 2002 was 3.90%, down from 3.95% for the third quarter of 2002. The net interest margin may continue to decline as long as interest rates remain at these historically low levels. Higher yielding investment securities are maturing and being called with the proceeds reinvested at lower yields. Noninterest income, excluding securities gains, is up 2.9%. Year-to-date noninterest expenses are up 7.1%. Included in noninterest expenses during the second quarter of 2002 was an initial listing fee paid to Nasdaq of $100,000 and accounting and legal fees associated with registering the Company's common stock with the Securities and Exchange Commission of $55,000. Without these one-time costs, year-to-date noninterest expenses would have been 5.6% higher than last year.

Compared to a year ago, loans are down approximately $5 million, mostly due to the refinancing and subsequent sale of real estate loans in the secondary market. Deposits are $41 million higher than a year ago.

Stockholders' equity at December 31, 2002 totaled $85,824,000, an increase of $6,812,000 from the end of 2001. This increase came after dividend payments totaling $9,957,000 (which represented 61% of net income) and federal and state income tax expense of $9,098,000.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa and through its subsidiary, West Bank, has been serving the greater metropolitan Des Moines area for 109 years. West Bank focuses on lending and deposit services for consumers and small to medium sized businesses and is a leader in Small Business Administration (SBA) lending. The Bank has eight full-service offices and a growing network of ATM's.

                                     -more-

WEST BANCORPORATION, INC. AND SUBSIDIARY, WEST DES MOINES STATE BANK Financial Information

                                                        December 31,
CONSOLIDATED STATEMENTS OF CONDITION             2002                2001
-----------------------------------------------------------------------------
Assets

Cash and due from banks                      $ 23,022,298        $ 34,461,369
Short-term investments                        158,191,770          93,988,871
Securities                                    212,291,701         189,473,152
Loans                                         488,452,911         493,398,442
  Allowance for loan losses                   (4,493,583)         (4,239,990)
                                        --------------------------------------
Loans, net                                    483,959,328         489,158,452
Other assets                                    8,650,966           8,888,398
                                        --------------------------------------
  Total assets                              $ 886,116,063       $ 815,970,242
                                        ======================================

Liabilities and Stockholders' Equity
Deposits:

  Noninterest-bearing                       $ 145,208,492       $ 144,512,495
  Interest-bearing
    Demand and savings                        338,775,544         281,300,243
    Time                                      129,114,464         145,917,552
                                        --------------------------------------
Total deposits                                613,098,500         571,730,290
Short-term borrowings                         132,515,543         113,831,935
Long-term borrowings                           51,600,000          48,000,000
Other liabilities                               3,077,858           3,395,756
Stockholders' equity                           85,824,162          79,012,261
                                        --------------------------------------
  Total liabilities and
    stockholders' equity                    $ 886,116,063       $ 815,970,242
                                       =======================================


                                PER COMMON SHARE    MARKET INFORMATION*
                             Net Income  Dividends    High       Low
-----------------------------------------------------------------------
2002

1st quarter ..........       $   0.24    $ 0.15    $ 14.00     $ 11.50
2nd quarter ..........           0.25      0.15      18.00       13.15
3rd quarter ..........           0.26      0.15      16.50       14.38
4th quarter ..........           0.27      0.16      15.63       14.40

2001

1st quarter ..........           0.22       0.15      13.00      10.50
2nd quarter ..........           0.24       0.15      10.63       9.75
3rd quarter ..........           0.25       0.15      11.10       9.80
4th quarter ..........           0.27       0.15      11.95      10.65

*The prices shown are the high and low sale prices for the Company's common stock, which trades on the NASDAQ National Market, under the symbol WTBA. The market quotations, reported by NASDAQ, do not include retail markup, markdown or commissions.

WEST BANCORPORATION, INC. AND SUBSIDIARY, WEST DES MOINES STATE BANK
Financial Information (continued)          (unaudited)

                                      Three months ended                 Year ended
                                          December 31,                   December 31,
CONSOLIDATED STATEMENTS OF OPERATION   2002         2001       2002          2001
-----------------------------------------------------------------------------------------------
Interest income
Loans                             $ 8,249,621     $ 9,154,777   $ 33,035,194    $ 39,322,663
Securities                          2,466,113       2,043,791      9,794,216      11,910,357
Other                                 510,654         911,829      1,810,348       3,381,198
                                 --------------------------------------------------------------
  Total interest income            11,226,388      12,110,397     44,639,758      54,614,218
                                 --------------------------------------------------------------

Interest expense

Deposits                            1,927,193       2,844,295      8,839,642      16,077,109
Short-term borrowings                 510,660         797,674      1,958,719       6,061,748
Long-term borrowings                  723,775         683,202      2,851,210       2,813,531
                                 --------------------------------------------------------------
  Total interest expense            3,161,628       4,325,171     13,649,571      24,952,388
                                 --------------------------------------------------------------

Net interest income                 8,064,760       7,785,226     30,990,187      29,661,830
Provision for loan losses             200,000         300,000        910,000       1,062,500
                                 --------------------------------------------------------------
Net interest income after provision
  for loan losses                   7,864,760       7,485,226     30,080,187      28,599,330
                                 --------------------------------------------------------------

Noninterest income
Service charges on deposit accounts 1,213,724       1,186,677      4,527,170       4,463,921
Trust services                        132,000         112,372        569,634         531,495
Other income                          396,326         384,902      1,517,398       1,318,640
                                  -------------------------------------------------------------
  Total noninterest income          1,742,050       1,683,951      6,614,202       6,314,056
                                  -------------------------------------------------------------

Noninterest expense
Salaries and employee benefits      1,626,329       1,287,779      6,444,931       6,044,441
Occupancy expense                     344,654         319,842      1,310,971       1,225,553
Data processing expense               237,110         261,981      1,006,272         993,274
Other expense                         542,449         587,522      2,458,353       2,216,639
                                  -------------------------------------------------------------
  Total noninterest expense         2,750,542       2,457,124     11,220,527      10,479,907
                                  -------------------------------------------------------------

Income before income taxes          6,856,268       6,712,053     25,473,862      24,433,479
Income taxes                        2,478,881       2,389,291      9,098,059       8,697,039
                                  -------------------------------------------------------------
Net income                        $ 4,377,387     $ 4,322,762   $ 16,375,803    $ 15,736,440
                                  =============================================================


PERFORMANCE HIGHLIGHTS
----------------------------------
Return on average equity               20.57%          22.00%         19.99%          20.99%
Return on average assets                1.98%           2.03%          1.95%           1.88%
Net interest margin                     3.90%           3.90%          3.97%           3.81%
Efficiency ratio                       27.47%          25.37%         29.19%          28.23%